Exhibit 24.1
BB&T CORPORATION
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or other appropriate form(s) of BB&T Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, $5.00 par value per share, pursuant to the BB&T Corporation 2012 Stock Incentive Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kelly S. King	Chairman of Board and Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2017
Kelly S. King

/s/ Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2017
Daryl N. Bible

/s/ Jennifer S. Banner	Director	April 25, 2017
Jennifer S. Banner

/s/ K. David Boyer, Jr.	Director	April 25, 2017
K. David Boyer, Jr.

/s/ Anna R. Cablik	Director	April 25, 2017
Anna R. Cablik

/s/ James A. Faulkner	Director	April 25, 2017
James A. Faulkner

/s/ I. Patricia Henry	Director	April 25, 2017
I. Patricia Henry

/s/ Eric C. Kendrick	Director	April 25, 2017
Eric C. Kendrick

/s/ Louis B. Lynn, Ph.D.	Director	April 25, 2017
Louis B. Lynn, Ph.D.

/s/ Charles A. Patton	Director	April 25, 2017
Charles A. Patton

/s/ William J. Reuter	Director	April 25, 2017
William J. Reuter

/s/ Tollie W. Rich, Jr.	Director	April 25, 2017
Tollie W. Rich, Jr.

/s/ Christine Sears	Director	April 25, 2017
Christine Sears

/s/ Thomas E. Skains	Director	April 25, 2017
Thomas E. Skains

/s/ Thomas N. Thompson	Director	April 25, 2017
Thomas N. Thompson

/s/ Stephen T. Williams	Director	April 25, 2017
Stephen T. Williams